    As filed with the Securities and Exchange Commission on April 5, 2001
                                               Registration No. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ______________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ______________________

                               TUT SYSTEMS, INC.
            (Exact name of Registrant as specified in its charter)

               Delaware                               94-2958543
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)            Identification Number)

       5964 W. Las Positas Blvd.
        Pleasanton, California                          94588
         (Address of Principal                        (Zip Code)
           Executive Offices)


                     Orga Stock Option Agreement and Plan
                           (Full title of the plan)

                               Salvatore D'Auria
                              5964 W. Las Positas
                         Pleasanton, California 94588
                    (Name and address of agent for service)

                                (925) 460-3900
         (Telephone number, including area code, of agent for service)
                            ______________________

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum        Proposed Maximum        Amount of
        Title of Securities              Amount to be        Offering Price        Aggregate Offering     Registration
          to be Registered              Registered (1)        Per Share (2)            Price (2)               Fee
------------------------------------------------------------------------------------------------------------------------
Common stock, par value $0.001 per               65,000           $ 2.66                $ 172,900              $ 44
 share
========================================================================================================================

(1) Represents the maximum aggregate number of shares that it is anticipated will be purchased under the Plan.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and calculated on the basis of the average of the high and low sales prices of the Common Stock on April 4, 2001, as reported on the Nasdaq National Market System.

================================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents constituting Part I of this Registration Statement on Form S-8 will be sent or given to each eligible employee of Tut Systems, Inc. as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, from the date hereof.

     1. Our Annual Report on Form 10-K, File No. 000-25291, for the year ended December 31, 2000 filed on April 2, 2001.

     2.   Our Current Reports filed since January 1, 2001 as follows:

          .    Form 8-K, File No. 000-25291, filed on January 18, 2001.

          .    Form 8-K, File No. 000-25291, filed on March 16, 2001.

     3. The description of the common shares contained in our registration statement on Form 8-A, File No. 000-25291, filed on January 22, 1999, under the Exchange Act, including any reports filed under the Exchange Act for the purpose of updating such description.

     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of such documents are filed. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     Not applicable.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of
indemnification beyond that specifically provided by the current law.   Our
Certificate of Incorporation provides for the indemnification of directors to the maximum extent permissible under Delaware law. In addition, our Bylaws provide that we shall indemnify our directors, officers, employees and other agents to the fullest extent permitted by law. We believe that indemnification under our Bylaws covers at least negligence and gross negligence on the part of the indemnified parties. Our Bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether our Bylaws permit such indemnification.

     We have entered into agreements to indemnify our directors and executive officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, indemnify our directors and executive officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in our right arising out of such person's services as our director, officer, employee, agent or fiduciary, any of our subsidiaries or any other company or enterprise to which the person provides services at our request. The agreements do not provide for indemnification in cases where (i) the claim is brought by the indemnified party, (ii) the indemnified party has not acted in good faith; (iii) the claim arises under Section 16(b) of the Exchange Act; or (iv) the indemnified party has engaged in acts, omissions or transactions for which the indemnified party is prohibited from receiving indemnification under the agreement or applicable law. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

     Not applicable.

Item 8.   Exhibits.
          --------

     See the Index to Exhibits attached to this Registration Statement.

Item 9.   Undertakings.
          ------------

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

     Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pleasanton, state of California, on this 5th day of April, 2001.

                                 Tut Systems, Inc.


                                 By: /S/ NELSON CALDWELL
                                     -------------------------------------------
                                                   Nelson Caldwell
                                           Vice President, Finance, Chief
                                           Financial Officer and Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Tut Systems, Inc. hereby constitutes and appoints Nelson Caldwell as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him or her and in his or her name and place in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, to sign any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                             Title                              Date
--------------------------------------------------  ------------------------------------------  -----------------------
/S/ SALVATORE D'AURIA                               President, Chief Executive Officer and          April 5, 2001
--------------------------------------------------  Chairman of the Board (Chief Executive
              Salvatore D'Auria                     Officer)

/S/ NELSON CALDWELL                                 Vice President, Finance, Chief Financial        April 5, 2001
--------------------------------------------------  Officer and Secretary (Chief Financial
              Nelson Caldwell                       and Accounting Officer)

/S/ SAUL ROSENZWEIG                                 Director                                        April 5, 2001
--------------------------------------------------
              Saul Rosenzweig

/S/ NEAL DOUGLAS                                    Director                                        April 5, 2001
--------------------------------------------------
              Neal Douglas

/S/ CLIFFORD H. HIGGERSON                           Director                                        April 5, 2001
--------------------------------------------------
              Clifford H. Higgerson

/S/ DAVID SPRENG                                    Director                                        April 5, 2001
--------------------------------------------------
              David Spreng

/S/ GEORGE M. MIDDLEMAS                             Director                                        April 5, 2001
--------------------------------------------------
              George M. Middlemas

/S/ ROGER H. MOORE                                  Director                                        April 5, 2001
--------------------------------------------------
              Roger H. Moore

                               INDEX TO EXHIBITS



Exhibit
Number      Description of Exhibits
------      -----------------------

4.1*    --  Non-Qualified Stock Option Agreement, dated December 6, 2000, by and between Frank M. Orga and Registrant.

4.2     --  Second Amended and Restated Certificate of Incorporation of
            Registrant, incorporated by reference to our Registration Statement on Form S-1 (File No. 333-60419) as declared effective by the Securities and Exchange Commission on January 28, 1999.

4.3     --  Bylaws of Registrant, incorporated by reference to our Registration
            Statement on Form S-1 (File No. 333-60419) as declared effective by the Securities and Exchange Commission on January 28, 1999.

4.4     --  Specimen Certificate for shares of the common stock, par value
            $0.001 per share, of Registrant, incorporated by reference to our Registration Statement on Form S-1 (File No. 333-60419) as declared effective by the Securities and Exchange Commission on January 28, 1999.

5*      --  Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

23.1*   --  Consent of PricewaterhouseCoopers LLP.

23.2*   --  Consent of Akin, Gump, Strauss, Hauer & Feld L.L.P. (included in its opinion filed as Exhibit 5 to this Registration Statement)

24*     --  Power of Attorney (included on signature page of this Registration
            Statement).

_______________________________
*  Filed herewith